UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

MICROSEMI CORPORATION

(Name of Registrant as Specified in its Charter)

MICROCHIP TECHNOLOGY INCORPORATED

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N E W S R E L E A S E
INVESTOR RELATIONS CONTACT:
J. Eric Bjornholt – CFO	(480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECEIPT OF ANTITRUST CLEARANCE IN U.S. FOR ITS ACQUISITION OF MICROSEMI

Chandler, Arizona – April 13, 2018 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, today announced, in connection with its pending acquisition of Microsemi Corporation (NASDAQ: MSCC), the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The completion of the merger is also subject to obtaining antitrust clearances from China’s Ministry of Commerce, the Japan Fair Trade Commission, Taiwan Fair Trade Commission, Philippine Competition Commission, German Federal Cartel Office and Federal Competition Authority in Austria, each of which continues to review the transaction. Completion of the merger also remains subject to certain other closing conditions, including approval by Microsemi stockholders. Assuming the timely receipt of the aforementioned regulatory approvals and the satisfaction of the other closing conditions, Microchip anticipates that the merger will be completed in June 2018.

Forward-Looking Statements

Certain statements in this release, including those relating to obtaining antitrust clearances from China’s Ministry of Commerce, the Japan Fair Trade Commission, Taiwan Fair Trade Commission, Philippine Competition Commission, German Federal Cartel Office and Federal Competition Authority in Austria, satisfaction of closing conditions, approval by Microsemi stockholders, and the expected timing of such antitrust approvals and satisfaction of closing conditions are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement (including obtaining regulatory clearance in China, Japan, Taiwan, Philippines, Germany and Austria and the timing thereof), any termination of the acquisition agreement, the costs and outcome of any current or future litigation involving Microchip, Microsemi or the acquisition transaction; and general economic, industry or

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Announces

Receipt of Antitrust Clearance

in U.S. in Transaction to Acquire Microsemi

political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the SEC filings of Microchip and Microsemi including those on Forms 10-K, 10-Q and 8-K.

You can obtain copies of such filings and other relevant documents for free at Microchip’s website (www.microchip.com), at Microsemi’s website (www.microsemi.com) (as applicable) or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

Stockholders are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date such statements are made. Neither Microchip nor Microsemi undertakes any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this April 13, 2018 press release, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the transaction, Microsemi filed with the SEC a preliminary proxy statement on April 4, 2018. The definitive proxy statement has not yet been filed with the SEC. Investors and security holders are urged to read the definitive proxy statement (when available) and any other relevant documents carefully in their entirety because they contain important information about the transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov.

Microchip, Microsemi and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Microsemi in connection with the acquisition transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the definitive proxy statement described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on July 13, 2017. Additional information regarding the directors and executive officers of Microsemi is also included in Microsemi’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 20, 2017. These documents are available free of charge at the SEC’s web site at www.sec.gov and as described above.

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Microchip Technology Announces

Receipt of Antitrust Clearance

in U.S. in Transaction to Acquire Microsemi

About Microchip Technology

Microchip Technology Inc. (NASDAQ: MCHP) is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

About Microsemi

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for aerospace & defense, communications, data center and industrial markets. Products include high-performance and radiation-hardened analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and synchronization devices and precise time solutions, setting the world’s standard for time; voice processing devices; RF solutions; discrete components; enterprise storage and communication solutions, security technologies and scalable anti-tamper products; Ethernet solutions; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, California, and has approximately 4,800 employees globally. Learn more at www.microsemi.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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